THE UNITED KINGDOM FUND INC.

                              -----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 15, 1998

                             -----------------------


To the Stockholders of
     The United Kingdom Fund Inc.:

     The annual meeting of the stockholders of The United Kingdom Fund Inc. will be held on Tuesday, September 15, 1998 at 11:00 a.m., New York City time, at the Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York for the following purposes:

          1. To elect directors.

          2. To ratify or reject the selection of Ernst & Young LLP as independent accountants for the Fund for the fiscal year ending March 31, 1999.

          3. To amend and restate the charter to convert the Fund from a closed-end investment company to an open-end investment company.

          4. To vote on a stockholder proposal that the Fund repurchase all of its outstanding shares at net asset value.

          5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on June 26, 1998 will be entitled to vote at the meeting.

                                    By order of the Board of Directors,

                                    RITA J. KLEINMAN
                                    Secretary

New York, New York
August __, 1998

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. IT IS REQUIRED THAT THE HOLDERS OF MORE THAN 50% OF THE OUTSTANDING SHARES BE REPRESENTED IN PERSON OR BY PROXY AT THIS MEETING. IN ADDITION, THE PROPOSALS TO OPEN-END THE FUND AND TO HAVE THE FUND REPURCHASE ITS SHARES REQUIRE A FAVORABLE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE FUND'S OUTSTANDING SHARES. YOU ARE URGED TO SPECIFY YOUR CHOICE AND SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

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                          THE UNITED KINGDOM FUND INC.

                                 245 Park Avenue
                                 Fifteenth Floor

                            New York, New York 10167

                             -----------------------


                                 PROXY STATEMENT

                             -----------------------


     This proxy statement is furnished to stockholders of The United Kingdom Fund Inc. (the "Fund") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Fund to be held at 11:00 a.m. on Tuesday, September 15, 1998 at the Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York in accordance with the attached notice of meeting. It is expected that this proxy statement and the accompanying form of proxy will be mailed to stockholders of the Fund on August __, 1998 or as soon as possible thereafter.

     The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Fund (the "Board" or the "Board of Directors"). Revocation of any proxy may be effected orally at the meeting prior to voting or by notice in writing to the Secretary of the Fund provided the notice is received by the Secretary prior to voting. Each valid proxy received in time will be voted at the meeting in favor of Proposals 1 and 2 and against Proposals 3 and 4 or, if a contrary choice is specified on the proxy, will be voted in accordance with the specification. It is required that holders of more than 50% of the outstanding shares be represented in person or by proxy at this meeting. Proposal 1 concerning the election of directors requires the favorable vote of the holders of a majority of the shares present at a meeting at which a quorum is present. Proposal 2 concerning the ratification of accountants requires the favorable vote of the holders of a majority of the shares present and entitled to vote at a meeting at which a quorum is present. Proposals 3 and 4 concerning the possible open-ending of the Fund and the possible offer by the Fund to repurchase all of its outstanding shares at net asset value ("NAV") require the favorable vote of the holders of two-thirds of the Fund's outstanding shares. The Fund intends to treat a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power) as present for quorum purposes if the proxy represented by that non-vote votes on at least one Proposal. Consequently, broker non-votes counting toward the quorum and votes to abstain will have the effect of a vote against Proposals 1,2,3 and 4 (and therefore against 1) the proposal to elect the directors, 2) the proposal to ratify the selection of Ernst & Young LLP as independent accountants for the Fund 3) the proposal to amend and restate the charter to convert the Fund from a closed-end investment company to an open-end investment company and 4) the proposal to have the Fund repurchase all of its outstanding shares at NAV).

     There were 4,011,655 shares of common stock of the Fund outstanding on the record date, June 26, 1998. Each of these shares will be entitled to one noncumulative vote. If a stockholder participates in the Fund's Dividend Reinvestment and Cash Purchase Plan (the "Plan"), any proxy given by the stockholder will also govern the voting of all shares held for the stockholder's account under the Plan, unless contrary instructions are received by The Bank of New York, as agent under the Plan.

     Stockholders may obtain upon request and without charge a copy of the Fund's annual report (and its most recent quarterly report succeeding the annual report, if available), by calling toll free 1-888-243-9154 or writing Bear Stearns Funds Management Inc., c/o The United Kingdom Fund Inc., 245 Park Avenue, Fifteenth Floor, New York, New York 10167.

                                   PROPOSAL 1
                              Election of Directors

     Eight directors are to be elected for the ensuing year and until their successors have been elected and have qualified. The names of the persons nominated for election as directors, their principal occupations and other directorships and their previous principal occupations during the past five years are set forth below.

     Except where a stockholder has indicated that he does not wish his proxy to be voted for all nominees or for any particular nominee or nominees, it is intended that the proxies received in the accompanying form will be voted for the election of all such nominees, all of whom are currently directors. Each of the directors has indicated his willingness to serve for the ensuing term. If for any reason any of the nominees shall become unavailable for election, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.


                                                             Number of Shares of
                                                              Common Stock Owned

             Name, Principal Occupations and                  Beneficially as of      Date of Election to
       Other Directorships and Previous Occupations             June 3, 1998**         Board of Directors      Age

                          -----                                     -----                    -----            -----
Anthony M. Solomon, Chairman of the Board                           1,000                  June 1987           78
   Chairman, The Europe Fund, Inc.; Director, Alexandria
   Real Estate Inc.; Adviser, Blackstone Group; previously,
   President, Federal Reserve Bank of New York; Director,
   S.G. Warburg Group plc (investment banking), Boards
   of Overseers: Teachers Insurance and Annuity
   Association and College Retirement Equities Fund,
   Syntex Corporation

George F. Bennett                                                   25,475                 June 1987           86
   Director:  Gefinor S.A., The Europe Fund, Inc.; previously,
   Chairman, President and Chief Executive Officer, State
   Street Research & Management Co., Chairman and/or
   President of various State Street investment funds and
   affiliated companies (investment management) and Trustee
   of Met Life - State Street investment funds; Director,
   Mercury Asset Management International Ltd; Chairman,
   Capital Trust Ltd.

+Livio Borghese                                                      5,000                 June 1987           59
   Private Investor; previously, Chairman, Curtis Industries
   Incorporated (wholesale industrial distributor),
   International Investment Banking, Prudential Securities;
   Director: Revco D.S. Inc. OMI Corp. (ocean shipping
   company), The Noel Group (operating and holding company);

*Sir Arthur Bryan                                                    1,275                 June 1987           75
   Director: The Europe Fund, Inc., Dartington Crystal Ltd.;
   previously, Lord Lieutenant of Staffordshire; Director,
   Friends' Provident Life Office, Chairman and Managing
   Director, Josiah Wedgwood & Sons Ltd. (manufacturers of
   fine china and crystal), Director: JCB Inc. of America,
   Director, The Rank Organization plc

++Peter Stormonth Darling                                                0                 June 1994           65
   Chairman: Mercury European Privatisation Trust plc,
   Deltec International S.A.; Director: Scottish Equitable
   plc, Scottish Hydro-Electric plc, The Europe Fund, Inc.,
   Greenwich Associates, Mercury Keystone Investment Trust
   plc, The National Association of Securities Dealers
   International Advisory Board, Sagitta Asset Management
   Ltd; previously, Chairman, Mercury Asset Management
   International Ltd; Director, Mercury Asset Management
   Group Ltd

Leon Levy                                                              500                 June 1987           72
   General Partner, Odyssey Partners, L.P. (private
   investors); Chairman: Avatar Holdings, Inc., Oppenheimer
   Mutual Funds; Director: The Europe Fund, Inc. and various
   Mercury and other investment funds; previously, Chairman,
   Oppenheimer Management Corporation; Director: Mercury
   Asset Management Group Ltd and Long Lake Energy
   Corporation

*J. Murray Logan                                                     1,000                April 1990          63
   Investment Manager, Rockefeller & Co., Inc. (investment
   management); Managing Partner, L-R Global Partners, L.P.;
   Director: The Europe Fund, Inc., World Trust Fund
   (SICAV); previously, Trustee and Chairman, Committee for
   Investments, The Johns Hopkins University

*James S. Martin                                                         0                 June 1989           62
   Director, The United Kingdom Fund Inc.; previously,
   Executive Vice President, Chief Investment Officer and
   Trustee, College Retirement Equities Fund

-------------------

+ As of June 3, 1998, Mr. Borghese owned 70,337 shares of The Bear Stearns Companies Inc., the parent of the Fund's Administrator, Bear Stearns Funds Management Inc.

++ On December 22, 1997, Mr. Darling disposed of 345,794 shares of Mercury Asset Management Group Ltd. Mr. Darling currently holds 12,000 shares of Merrill Lynch & Co., Inc. ("Merrill Lynch"), the ultimate parent of the Fund's Investment Manager, Mercury Asset Management International Channel Islands Ltd., and the Fund's Investment Adviser, Mercury Asset Management International Ltd. (individually, the "Investment Manager" and the "Investment Adviser", respectively, and together the "Advisers"). Mr. Darling is not currently an "interested person" of the Fund, as defined by the Investment Company Act of 1940, as amended, but was an "interested person" of the Fund during the fiscal year ended March 31, 1998.

*    A member of the Audit Committee of the Board of Directors.

** All shares listed in this table are owned with sole voting and investment power.

     During the fiscal year ended March 31, 1998, four meetings of the Board of Directors were held. Except for Mr. Borghese, each director attended 75% or more of the total number of meetings of the Board of Directors and the committees on which he served.

     The Audit Committee is responsible for (1) reviewing with the independent accountants the scope and results of their examination of the financial statements of the Fund, changes in accounting practices or auditing standards, and any other matters the Committee may determine; (2) recommending to the Board of Directors each year independent accountants to examine the financial statements of the Fund; and (3) reporting to the Board of Directors with respect to the foregoing. The Audit Committee held two meetings during the past fiscal year. At the present time, the Board of Directors has no compensation or nominating committees, or other committees performing similar functions.

     No officer or director of the Fund received aggregate remuneration from the Fund of over $60,000 during the fiscal year ended on March 31, 1998. The officers received no remuneration from the Fund. Each director who was not an "interested person" (as defined in the 1940 Act) of the Fund received from the Fund an annual fee of $7,500 for the fiscal year ended on March 31, 1998, except Mr. Solomon, who received a fee of $12,500 for serving not only as a director but also as the Chairman of the Board. All directors were entitled to receive any out-of-pocket travel expenses for attendance at meetings. During the past fiscal year, all directors as a group received aggregate remuneration amounting to $57,500.

                                              1997 Compensation Table


                                                                      Pension or              Total Compensation
                                                                  Retirement Benefits            From Fund and
                                      Aggregate Compensation        Accrued As Part             Fund Complex*
         Name and Position                   From Fund             of Fund Expenses           Paid to Directors
         -----------------            ----------------------       ----------------           -----------------

Anthony M. Solomon
   Chairman of the Board............        $12,500                      None                     $29,500
George F. Bennett
   Director.........................          7,500                      None                      19,000
Livio Borghese
   Director.........................          7,500                      None                       7,500
Sir Arthur Bryan
   Director.........................          7,500                      None                      19,500
Peter Stormonth Darling
   Director.........................           None                      None                        None
Leon Levy
   Director.........................          7,500                      None                      19,500
J. Murray Logan
   Director.........................          7,500                      None                      19,000
James S. Martin
   Director.........................          7,500                      None                      19,500

-------------------
*    The Fund Complex includes two funds: the Fund and The Europe Fund, Inc.


     The executive officers of the Fund are:


                                                                                     Principal Occupation
           Name and Age                      Position with Fund                       During Past 5 Years
           ------------                      ------------------                       -------------------

J. Loughlin Callahan, 50                  President and Treasurer               Managing Director, Mercury Asset
                                                                                Management Ltd;

Steven W. Golann, 54               Vice President and Assistant Treasurer       Director, Mercury Asset Management
                                                                                International Ltd; previously, Managing
                                                                                Director, Wertheim Philippe International

Rita J. Kleinman, 41                             Secretary                      Vice President, Mercury Asset
                                                                                Management International Ltd;
                                                                                previously, Director of Client Services,
                                                                                SBC Portfolio Management International

     Mr. Golann is a director and Ms. Kleinman is an officer of the Fund's Investment Adviser.

     The executive officers of the Fund are elected by the Board of Directors.

     While the Fund is a Maryland corporation, Sir Arthur Bryan, Mr. J. Loughlin Callahan and Mr. Peter Stormonth Darling are not residents of the United States and substantially all of their assets may be located outside of the United States. As a result, it may be difficult for U.S. investors to effect service of process upon them within the United States or to realize judgments against them of courts of the United States predicated upon civil liabilities under the Federal securities laws of the United States.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR ALL OF THE NOMINEES LISTED ABOVE

                                   PROPOSAL 2

        Ratification or Rejection of Selection of Independent Accountants

     Pursuant to the 1940 Act, a majority of the directors of the Fund who are not "interested persons" of the Fund have selected Ernst & Young LLP as independent accountants for the Fund for the fiscal year ending March 31, 1999. Ernst & Young LLP has advised the Fund that neither that firm nor any of its partners have any direct or indirect material financial interest in the Fund. In accordance with the By-Laws of the Fund and the 1940 Act, this selection is being presented to stockholders for ratification or rejection. A representative of Ernst & Young LLP will be present at the 1998 Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP

                                   PROPOSAL 3

               Amendment and Restatement of the Charter to Convert
                  the Fund from a Closed-End Investment Company
                        to an Open-End Investment Company

                          I. Background of the Proposal

     The Fund's prospectus dated August 6, 1987 provides that, in the event the Fund's shares trade at an average discount from net asset value exceeding 10% on the last day of the first 12 weeks of a year, the Fund must submit to its stockholders at the next annual meeting a proposal to amend the Fund's charter to provide that, upon the adoption of an amendment by holders of two-thirds of the Fund's outstanding shares, it will convert to an open-end investment company. During the first 12 full weeks of this year, the Fund's shares traded at an average discount from net asset value of 11.25%, thus exceeding the 10% threshold described above and triggering the proposal to convert the Fund to an open-end investment company. As of July 24, 1998, as reported in The Wall Street Journal, the Fund's shares traded at a discount from net asset value of 13.32%.

       Section 2-604(b) of the Maryland General Corporation Law requires that for a board to propose an amendment to a corporation's charter, the board must first adopt a resolution which sets forth the proposed amendment and must declare that the charter amendment is advisable. On June 3, 1998, the Board satisfied these requirements with respect to this Proposal when it approved an amendment to the Fund's Articles of Incorporation that would convert the Fund to an open-end investment company (if approved by two-thirds of the outstanding shares entitled to vote on the matter) and declared the proposed amended and restated Articles of Incorporation advisable.

     On that same date, the Board considered whether or not to recommend to stockholders that the Proposal to convert to an open-end fund be approved. The Board took into account the likelihood that, if the Fund were open-ended, stockholders would likely realize a short-term gain, but determined that it is in the long-term best interest of stockholders for the Fund to remain a closed-end fund. The Board consequently recommends that stockholders vote against this Proposal. In reaching this determination, the Board took into account advice from legal counsel concerning the advantages and disadvantages of both closed-end and open-end investment companies; advice from the Investment Adviser, who recommended that the Fund remain a closed-end investment company at this time; and the fact that the Fund has outperformed the Financial Times Stock Exchange ("FTSE") All-Share Index in four of the past six years.

     Accordingly, the Board adopted a resolution to recommend to stockholders that they vote against the charter amendment that would convert the Fund from a closed-end investment company to an open-end investment company. The Board, however, has determined that although it currently recommends against open-ending, in order to be responsive to stockholder concerns, if holders of a majority of outstanding shares vote for open-ending, the Board will reconvene and implement a plan to either convert the Fund to an open-end fund, liquidate the Fund or merge with an open-end fund as soon as practicable after the stockholders vote.

      As of July 24, 1998, the Fund's shares traded at a discount from net asset value of 13.32%, which was 2.75 percentage points lower than the 16.07% average discount for the other 15 European country funds.

     The factors considered by the Board in making its recommendation are discussed in more detail below and the Board encourages stockholders to review these factors to make their own determination on the appropriateness of converting the Fund to an open-end investment company. The Board believes that there are significant arguments for and against conversion and recommends that stockholders consider both their short-term and long-term investment goals when deciding how to vote on this Proposal.

II.  Comparison Between Closed-End and Open-End Investment Companies

     The Fund is currently a closed-end fund. As such, it neither redeems its outstanding shares of stock nor continuously offers new stock for sale; thus, it operates with a relatively fixed capitalization. The Fund's shares of stock are traded on the NYSE. Open-end funds (also known as "mutual funds") issue redeemable shares entitling stockholders to tender for their proportionate share of a fund's net asset value. Also, open-end funds generally issue new shares at the fund's net asset value.

     In addition to the definitional difference between closed-end and open-end funds, several significant distinctions exist which tend to favor one type or the other in terms of advantages or disadvantages to the stockholder, although gray areas certainly exist. Grouped in this manner, some of the legal, operational and practical differences between closed-end and open-end investment companies are as follows:

     Closed-End Fund Advantages and/or Open-End Fund Disadvantages

     (1) Portfolio management. Whereas closed-end funds can be fully invested, open-end funds generally maintain some buffer of highly liquid assets or cash to meet net redemptions in order to avoid liquidating portfolio securities at an inopportune time. Closed-end funds, therefore, may invest with greater emphasis on longer-term appreciation. Further, although open-end funds generally maintain that their ability to sell shares at any time (resulting from their being priced at net asset value) produces efficiencies, others have suggested that large net purchases often occur around market highs and net redemptions around market lows, inopportune times to invest or liquidate portfolio positions, respectively. In a falling market situation, for example, redemptions increase and liquidations in the open-end fund portfolio must increase to meet those redemptions. In the event temporary investments and borrowings are exhausted, the result may be that the more liquid blue chip securities will be sold, leaving the open-end fund with the less-liquid securities in the fund's portfolio which are not as well suited to meeting future redemptions or changes in investment strategy.

     (2) New York Stock Exchange listing. The Fund is currently listed on the NYSE. It is believed in some investment circles that a fund listing on a U.S. stock exchange, and in particular the NYSE, is an asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, have internal restrictions on the amount of their portfolio which can be invested in non-listed securities. Conversion to an open-end fund would require immediate de-listing of the Fund from the NYSE.

     (3) Blue sky restrictions and costs. Because the Fund is listed on the NYSE, it is exempt from state securities regulation. Prior to the enactment of the National Securities Market Improvement Act of 1996 ("NSMIA"), had the Fund converted to an open-end fund, the Fund would have been required to observe certain state limitations from which it is currently exempt. NSMIA, however, pre-empted the state securities laws which imposed merit standards on investment companies registered under the 1940 Act. Accordingly, if the Fund converted to an open-end fund, the Fund would not be subject to state investment limitations and other restrictions contained in the state securities laws. However, the Fund would still be required to submit notice filings to the states and would be required to pay substantial fees in connection with those filings.

     (4) Underwriting costs. If the Fund converts to open-end status it will need to sell new shares; otherwise redemptions will cause the Fund to become a diminishing asset. A principal underwriter will be needed for selling the new shares. The cost of the underwriting would be paid either by purchasers (in the case of a front-end load) or by current stockholders (in the case of a Rule 12b-1 distribution plan, which would require separate stockholder approval). Redemption fees may be payable upon redemption of both current and newly-issued shares. In addition, contingent deferred sales charges may also be payable upon redemption of newly-issued shares. In any case, a selling effort is likely to result in increased costs to the Fund.

     (5) Leverage; Raising capital. The ability to borrow is more restricted in the case of open-end funds than it is in the case of closed-end funds. Closed-end funds can also issue preferred stock, not permitted to open-end funds. The Fund has not to date utilized this additional flexibility.

     (6) Automatic Dividend Reinvestment and Cash Purchase Plan. As a closed-end investment company, the Fund's current Plan permits stockholders to elect to reinvest their distributions on a different basis than would be the case if the Fund converted to an open-end investment company. Currently, if shares are trading at a discount, the agent for the Plan will attempt to buy shares of the Fund on the NYSE or elsewhere. This permits a reinvesting stockholder to benefit from the agent's purchase of additional shares at a discount. However, if before the agent for the Plan completes its purchases, the market price exceeds the net asset value, then the average per share purchase price of the reinvested shares may exceed the net asset value per share. In addition, if shares are trading at a premium, reinvesting stockholders are issued shares at the higher of net asset value or 95% of the market price. As an open-end investment company, all distributions would have to be reinvested at net asset value.

     Open-End Fund Advantages and/or Closed-End Fund Disadvantages

     (1) Redeemability of shares. Open-end funds are required to redeem their shares at the holder's option on seven days' notice. This enables holders to realize promptly the full value of the underlying assets. Although an open-end fund eliminates the possibility of realizing a premium, it eliminates the possibility of suffering a discount on sale.

     If the proposal to open-end the Fund is approved, the current discount on the Fund's shares will most likely be reduced prior to the date the Fund converts to an open-end fund because the market, in anticipation of the ability to redeem shares at net asset value, will most likely cause the market price for the Fund's shares to increase to net asset value.

     (2) Raising capital. A closed-end fund trading at a discount may not be able to raise capital through share sales (other than through a rights offering) when it believes further investment would be advantageous, because the 1940 Act restricts the ability of a closed-end fund to sell its shares at a price below net asset value. Open-end funds, on the other hand, are priced at net asset value and therefore can sell additional shares at any time. This ability to raise new money can achieve greater economies of scale and improve investment management although, as noted above in paragraph (1) of Closed-End Fund Advantages and/or Open-End Fund Disadvantages, this may not occur at the most opportune times.

     (3) NYSE fee. As an open-end fund, the Fund will no longer be listed on the NYSE. The Fund will thus save the annual NYSE fee of $16,170, but will as a result of de-listing have to pay the state blue sky fees discussed above, which could be significantly more than the NYSE fee, depending on the channel of distribution of the Fund's shares.

     (4) Annual stockholder meetings. If the Fund remains a closed-end fund, it is subject to NYSE rules requiring annual meetings of stockholders. By not having to hold annual stockholders meetings, except when required for certain 1940 Act votes, the Fund would save the costs of preparing proxy materials and soliciting stockholders' votes on the usual proposals contained therein. Based on the number of outstanding shares and stockholders as of the record date, such costs aggregate approximately $15,000 to $20,000 per year; however, these savings would not be expected to materially affect the Fund's expense ratio.

     (5) Stockholder services. Open-end funds typically provide more services to stockholders than closed-end funds. One service that is generally offered by open-end funds is enabling stockholders to transfer their investment from one fund into another fund which is part of a family of open-end funds at little or no cost to the stockholders. This permits the exchange of shares at relative net asset value when the holder's investment objectives change. Other services that could be offered include use of the Fund for retirement plans and permitting purchases and sales of shares in convenient amounts. There are, of course, additional costs for these services which must be weighed against the anticipated benefit of the particular service.

     In addition to the relative inherent qualities of closed-end and open-end investment companies, certain negative results will necessarily derive from the act of conversion itself:

     (1) Redemption expenses. Net redemptions are probable immediately after open-ending the Fund, although the redemption fee mentioned below may reduce the number of redemptions that would otherwise occur. Redemptions will result in increased brokerage expense and increased recognition of taxable gains and losses. These redemptions could reduce the Fund to a size smaller than is economically viable, resulting in a decision to terminate and liquidate the Fund. If the Fund decreased in size, the expense ratio may increase because the cost of many services may remain the same although the size of the Fund will have decreased. Of course, if the size of the Fund increases, the Fund's expense ratio may be reduced.

     (2) Capital gains. The treatment of capital gains required under U.S. tax law can be very onerous to non-redeeming stockholders in the event of the Fund's conversion to an open-end fund. To raise cash to satisfy redeeming stockholders, the Fund may be required to sell portfolio securities to satisfy redemption requests. If the Fund's basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by closed-end and open-end funds unless the fund distributes net capital gain to all stockholders, in which case the stockholders would be subject to tax on such gain. In the event of the Fund's conversion to an open-end fund, two negative results may occur: first, because the Fund may sell securities, non-redeeming stockholders may recognize a greater amount of capital gain than would be the case if the Fund held such securities; and, second, to make the capital gain distribution necessary to avoid capital gain recognition by the Fund, the Fund may need to sell additional portfolio securities, thereby reducing further the size of the Fund and, possibly, creating additional capital gain.

     (3) Conversion costs. Conversion would be expensive, requiring legal, accounting and other expenses of establishing a new structure. Although the Board has been advised that the cost of conversion would be at least $300,000 or
7.5 cents per share, it is unable to determine at this time the actual costs that would be involved and it believes that the costs could be substantially higher.

III.  Measures to be Adopted in the Event the Fund Becomes an Open-End Fund

     In the event that a sufficient number of stockholders vote for the proposal to open-end the Fund, the Board will convene and consider the method and time period for the conversion of the Fund into an open-end investment company. The Board would currently project that a period of six to nine months would be necessary to effect the conversion. The Board, however, has already determined that in this event a redemption fee of 1% will be imposed for redemptions (whether in cash or in-kind) occurring within the first six months of the change in status of the Fund. This redemption fee is similar to that imposed by other funds which have converted into open-end funds and is a method of reducing the number of immediate redemptions and offsetting the cost of liquidations.

     The conversion of the Fund to an open-end investment company would be accomplished by: (i) the filing of an Open-End Certificate with the Maryland State Department of Assessments and Taxation and (ii) changing the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company. In addition, because shares of an open-end investment company are offered to the public on a continuous basis, the Board would need to approve a distribution contract for the distribution of the Fund's shares to become effective upon the Fund's conversion to an open-end investment company. The Open-Ending Certificate would not be filed until a registration statement under the Securities Act of 1933, as amended, covering the offering of the shares of the Fund and appropriate state securities law qualifications had become effective, which is expected to occur within two to four months after filing of the registration statement.

     In addition, in order to reduce the problem of recognition of capital gains discussed above, the Board has determined that aggregate redemptions by any single investor or related group of investors in an amount greater than $250,000 may be made in securities held by the Fund. This payment-in-kind will shift the brokerage cost of liquidating those securities to the redeeming stockholder and will reduce the recognition of capital gain by the Fund and non-redeeming stockholders. Any in-kind distributions will be done on an across-the-board basis, to the extent practicable, to avoid partiality in the selection of securities to be distributed.

     In the event that the requisite stockholder vote to open-end the Fund is received, the Articles of Incorporation will be amended and restated as set forth in Schedule I, attached hereto. The Amendment and Restatement will be filed in Maryland at the time the conversion is implemented. In addition, if stockholders of the Fund vote to approve the conversion of the Fund to an open-end investment company, it is anticipated that the Fund will require additional flexibility to meet stockholders' demands for redemptions and will be required to conform to certain investment restrictions applicable to open-end investment companies under the 1940 Act and certain state regulations. Accordingly, stockholders will need to approve certain changes in the Fund's investment restrictions, some of which would constitute fundamental policies of the Fund.

     In the event that the requisite stockholder vote to open-end the Fund is received, the Board will consider other methods of easing the transition into becoming an open-end fund. These methods will be adopted if the Board finds that they are in the best interest of stockholders.

IV.    Further Considerations

     The Board believes that the decision to convert to an open-end format will eliminate the discount to net asset value but may reduce the potential long-term investment return on the Fund's shares and could, in the event of significant capital outflow, result in the liquidation of the Fund. Conversion to an open-end fund has been done by other funds generally in extreme circumstances (e.g., as a defense against a hostile bid) which are not present in this instance. The Board believes that conversion to an open-end fund would require a fundamental and undesirable change in the investment strategy of the Fund. There are many opportunities in the United Kingdom to invest in smaller market capitalization stocks which historically have outperformed larger companies. Such holdings of "special situation" stocks, though, can only be acquired gradually over a long period of time and would be particularly vulnerable to high levels of redemptions. The Board believes that the decision to convert to an open-end format may result in a fundamental change in the Fund's investment strategy, which may preclude the Fund from realizing the long-term potential of these special situation stocks. The Board believes that the Fund is successfully implementing this strategy as the Fund has outperformed the FTSE All-Share Index in four of the past six years. However, to be responsive to stockholder concerns, if holders of a majority of outstanding shares vote for open-ending, the Board will reconvene and implement a plan to either convert the Fund to an open-end fund, liquidate the Fund or merge with an open-end fund as soon as practicable after the stockholders vote.

     If the Fund remains a closed-end investment company, the Board will continue with the effort to improve communication with the investment community, in particular, research analysts and brokers. Management will continue a program of regular visits to analysts specializing in the closed-end fund sector and hopes that these efforts will create greater demand for the Fund's shares and help reduce the Fund's discount. If the Fund's shares continue to trade at a discount and that discount is greater than 10% during next year's test period, the Board and stockholders will again have an opportunity to consider converting the Fund to an open-end investment company.

     In light of the above, the Board believes that the closed-end format continues to be more appropriate to the Fund's character and investment objective than the open-end format.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST CONVERSION
                OF THE FUND FROM A CLOSED-END INVESTMENT COMPANY
                        TO AN OPEN-END INVESTMENT COMPANY

                                   PROPOSAL 4

            Stockholder Proposal to Have the Fund Offer to Repurchase
                      All of Its Outstanding Shares at NAV

I. Stockholder Proposal and Supporting Statement

      A stockholder has submitted the following proposal for inclusion in this Proxy Statement:

     "RESOLVED: The Fund shall offer to repurchase all of its outstanding shares at net asset value ('NAV')."

      The stockholder claims beneficial ownership of more than 1,000 shares of common stock of the Fund. The Fund will provide the name and address of the proposing stockholder to any requesting person. Requests may be made by telephone to Frank Maresca at (212) 272-2093 or in writing to The United Kingdom Fund Inc., c/o Bear Stearns Funds Management Inc., 245 Park Avenue, 15th Floor, New York, New York 10167.

      The proposing shareholder requested that the following statement be included in the proxy statement in support of the proposal:

         "November 19, 1997 was a great day for the stockholders of Mercury Asset Management Group plc, the parent company of our Fund's former investment advisor. On that day, Mercury's stock rose sharply after it announced that Merrill Lynch would acquire it at a large premium to its market price.

         The stockholders of our Fund, on the other hand, have had little to cheer about. That is because its shares have been languishing at a double-digit discount for a long time.

         Since our Fund's former management recently took an opportunity to cash out of its own stock at a premium price, we think that we too deserve an opportunity to sell our shares at an above-market price. Therefore, we would like the Fund to conduct an offer to repurchase all of its shares at NAV.

         If you agree that what was good for Mercury is good for us, you should vote FOR this proposal."

II. The Board of Directors' Response to the Stockholder's Proposal

      The Board recommends that the stockholders vote against this proposal. The repurchase, if implemented, would be detrimental to stockholders who wished to continue their investment in the Fund. If the Fund offered to repurchase all of its outstanding shares at net asset value, stockholders would be forced to choose between terminating their investment by accepting the offer or remaining in a fund of unknown size, with an unquantifiably higher expense ratio and an unknowable reduction in liquidity.

      It is highly unusual for a fund to conduct an offer to repurchase an unlimited number of shares at net asset value. Normally, for the protection of the fund and of stockholders who wish to continue their investment, repurchase offers are limited to a specific dollar amount or percentage of fund assets. In the case of the Fund, since its NAV is approximately $70 million, an unlimited tender offer could lead to a substantial reduction in its size. That could render the Fund not viable, and it is possible that the Fund would be forced to liquidate. Even if the size of the Fund were not substantially reduced, the Fund would have to liquidate sufficient assets to purchase the tendered shares. The Fund's investment strategy focuses on long-term appreciation, and as a closed-end fund it does not need to maintain a significant amount of liquid assets. The Fund could face losses if it is forced to liquidate assets at disadvantageous prices to pay for stockholder redemptions.

      The treatment of capital gains under U.S. tax law may also adversely affect non-tendering stockholders in the event of a repurchase. On liquidating assets to purchase the tendered shares, if the Fund's basis in the portfolio securities sold is less than the sale price obtained, the Fund may realize net capital gain. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by the Fund unless it distributes net capital gain to all stockholders, including non-tendering stockholders, in which case the stockholders would be subject to tax on such gain. Thus, in the event of a repurchase, non-tendering stockholders may recognize a greater amount of taxable capital gain than would otherwise be the case if the Fund continued to hold such assets.

      Stockholders should note that the Fund has been advised by its Maryland counsel that the stockholder proposal cannot be implemented by stockholder vote alone. It must also be approved by the Directors of the Fund. Although the Directors do not approve of the proposal for the reasons described above, they have nonetheless decided to include the proposal in this proxy statement.

      Maryland counsel has advised the Fund that in the absence of two-thirds of the Directors having previously approved the proposal, the vote requirement for stockholders to approve the proposal is 2/3 of the outstanding shares. If the proposal is approved by two-thirds of the outstanding stockholders, the Directors will reconvene and take action to implement the proposal through conversion to an open-end fund or otherwise.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST
               THE STOCKHOLDER PROPOSAL TO HAVE THE FUND OFFER TO
                      REPURCHASE ALL OF ITS SHARES AT NAV.

           NOTWITHSTANDING THE LONG-TERM ADVANTAGES OF CONTINUING YOUR
           INVESTMENT IN THE FUND, IF YOU WISH TO REDEEM YOUR SHARES,
               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN
                   FAVOR OF PROPOSAL 3 RATHER THAN PROPOSAL 4.

                                  OTHER MATTERS

Stock Ownership of Certain Beneficial Owners

      On June 26, 1998, the officers and directors of the Fund as a group owned beneficially 33,975 shares, or less than 1.0% of the Fund's outstanding shares. The following chart lists those stockholders owning 5% or more of the Fund's outstanding shares.


          (1)                               (2)                                (3)                      (4)

                                                                     Amount and Nature
                                                                      of Beneficial
     Title of Class     Name and Address of Beneficial Owner            Ownership           Percent of Class
     --------------     ------------------------------------            ---------           ----------------
Common Stock            Lazard Freres & Co. LLC                     656,300 shares of          16.4% of the
                        30 Rockefeller Plaza                        The UK Fund*               outstanding shares
                        New York, New York 10020

Common Stock            Stichting Philips Pension Funds,            284,100 shares of          7.1% of the
                        Tramstraat 62                               The UK Fund**              outstanding shares
                        5611 CR
                        Eindhoven, Netherlands

Common Stock            President and Fellows of Harvard College
                        c/o Harvard Management Company, Inc.
                        600 Atlantic Avenue,                        241,700 shares of The      6.0% of the
                        Boston, MA  02210                           UK Fund***                 outstanding shares

----------
* This information was derived from a statement on Schedule 13G, which Lazard Freres & Co. LLC filed with the Commission on December 10, 1997.

** This information was derived from a statement on Schedule 13G, which Stichting Philips Pension Funds filed with the Commission on December 31, 1991.

*** This information was derived from a statement on Schedule 13G, which Harvard College filed with the Commission on February 13, 1998.


The Investment Manager and the Investment Adviser

     The Fund's Investment Manager is Mercury Asset Management International Channel Islands Ltd. and its Investment Adviser is Mercury Asset Management International Ltd. The Investment Manager is a wholly-owned subsidiary of the Investment Adviser, which in turn is a wholly-owned subsidiary of Mercury Asset Management Ltd, one of the largest investment managers in Europe, headquartered in London, England, at 33 King William Street, EC4R 9AS and a wholly-owned subsidiary of Mercury Asset Management Group Ltd ("MAM") of the same address whose ultimate parent is Merrill Lynch, located at 250 Vesey Street, New York, New York 10281, USA.

     The Investment Manager is a corporation organized under the laws of Jersey (Channel Islands), with its principal office at Forum House, Grenville Street, St. Helier, Jersey JE4 8RL, Channel Islands. The Investment Manager was formed in January 1983 for the purposes of providing investment advisory and management services for international portfolios desiring to utilize the services of the Investment Adviser and is registered as an investment adviser with the Securities and Exchange Commission. The Investment Manager's other clients include individuals, a charitable organization and a registered investment company, The Europe Fund, Inc. The Investment Adviser is a corporation incorporated in 1981 under the Companies Act of Great Britain with its registered office and principal place of business at 33 King William Street, London EC4R 9AS, England. The Investment Adviser is registered as an investment adviser with the Securities and Exchange Commission and is regulated by the United Kingdom's Investment Management Regulatory Organization Ltd. The Investment Adviser's advisory clients include charitable organizations, corporations, pension plans, private investment companies and a registered investment company. The Investment Adviser has also entered into a sub-advisory contract with the Investment Manager to provide advisory services to The Europe Fund, Inc.

     The Advisers now act as investment adviser or sub-investment adviser for other persons and entities and may, under agreements with the Fund, act as investment adviser or sub-investment adviser to other registered investment companies.

     Messrs. Peter J. Gibbs, John Gillespie, Frank P. Le Feuvre and Robin E.R. Rumboll are the directors of the Investment Manager. The principal occupation of each director is as follows: Mr. Gibbs is the principal executive officer of the Investment Manager and a director of Mercury Asset Management Ltd; Mr. Gillespie is secretary of the Investment Manager and a director of Mercury Asset Management Channel Islands Ltd; Mr. Le Feuvre is a director of Mercury Asset Management Channel Islands Ltd; and Mr. Rumboll is an independent financial consultant. The address of Mr. Gibbs is 33 King William Street, London, EC4R 9AS, England. The address of Messrs. Gillespie and Le Feuvre is Forum House, Grenville Street, St. Helier, Jersey JE4 8RL, Channel Islands. The address of Mr. Rumboll is Windsor House, St. Lawrence, Jersey, Channel Islands.

     Mrs. C. Consuelo Brooke and Messrs. David M.F. Scott, Peter J. Gibbs, Steven W. Golann and J. Eric Nelson are the directors of the Investment Adviser. The principal occupation of each director is as follows: Mrs. Brooke and Mr. Scott are fund managers of the Investment Adviser; Mr. Gibbs is chairman of the Investment Adviser and a director of Mercury Asset Management Ltd; and Messrs. Golann and Nelson are directors of the Investment Adviser. The address of Mrs. Brooke and Messrs. Gibbs and Scott is 33 King William Street, London, EC4R 9AS, England. The address of Messrs. Golann and Nelson is 780 Third Avenue, 34th Floor, New York, NY, 10017, USA.

The Investment Management Agreement and the Investment Advisory Agreement

     Under the Investment Management Agreement dated as of December 11, 1997 between the Fund and the Investment Manager (the "Investment Management Agreement"), the Investment Manager, on the basis of advice given by the Investment Adviser, will structure the Fund's portfolio, manage the Fund's investments and make investment decisions on behalf of the Fund in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision, review and direction of the Board of Directors.

     Under the Investment Advisory Agreement dated as of December 11, 1997 between the Investment Manager and the Investment Adviser (together with the Investment Management Agreement, the "Agreements"), the Investment Adviser will advise the Investment Manager with respect to the investment and reinvestment of the assets of the Fund in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision, review and direction of the Board of Directors.

     Under the Agreements, the Investment Manager or the Investment Adviser, with the consent of the Investment Manager, will select and place orders with brokers and dealers to execute portfolio transactions on behalf of the Fund and furnish to the Board of Directors periodic reports on the Fund's investment performance.

     The Investment Management Agreement provides that the Fund will pay the Investment Manager a fee at the annual rate of 0.75% of the Fund's average weekly net assets up to $150 million and 0.65% of such assets in excess of $150 million based upon net asset value at the end of each week and payable on the last day of each calendar month. For the fiscal year ended March 31, 1998, the Investment Manager earned from the Fund investment management fees totalling $474,387. The fee paid by the Fund to the Investment Manager is higher than that paid by most investment companies, although lower than the fee paid by most other closed-end investment companies which invest primarily in the securities of companies in foreign countries. Pursuant to the Investment Advisory Agreement, the Investment Adviser is paid by the Investment Manager a fee at the annual rate of 0.1875% of the net assets of the Fund.

     The Agreements provide that neither the Investment Manager nor the Investment Adviser will be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Investment Management Agreement or the Investment Advisory Agreement, respectively, relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance, or from reckless disregard by it, of its obligations and duties under the Agreements.

     Each of the Agreements provides that each party will bear all expenses of its employees and overhead incurred by it in connection with its duties under the Agreements. Each party (other than the Fund) further agrees to pay all salaries and fees of the Fund's directors and officers who are "interested persons" of that party. The Fund will bear all of its own expenses, including but not limited to: expenses of organizing the Fund; fees of the Fund's directors who are not "interested persons" of any other party; out-of-pocket travel expenses for all directors and officers in connection with their attendance at, and other expenses incurred by the Fund relating to, directors' or committee meetings; interest expense; taxes and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining the listing of the Fund's shares on the New York Stock Exchange; membership dues to professional organizations; expenses of stockholders' meetings and preparing and distributing proxies and reports to stockholders; and costs of information obtained from services other than the Investment Manager or its affiliated persons relating to the valuation of securities.

     Both the Investment Management Agreement and the Investment Advisory Agreement were approved by the stockholders of the Fund on February 25, 1998. The prior Investment Management Agreement and the prior Investment Advisory Agreement (collectively, the "Prior Agreements") had been approved by the stockholders of the Fund on October 20, 1988. The Board of Directors at subsequent annual meetings approved the continuation of the Agreements. At the same meetings, the Agreements were approved unanimously by the directors who are not "interested persons" of the Fund. On December 22, 1997, the Prior Agreements terminated pursuant to the 1940 Act as a result of the acquisition by Merrill Lynch of MAM (the "Acquisition"). The Investment Manager and the Investment Adviser provided services under interim arrangements, in accordance with an order granted by the Securities and Exchange Commission, between December 22, 1997 and January 12, 1998 (at no more than cost) and between January 12, 1998 and February 25, 1998 (at standard fee levels).

     Each Agreement may be terminated at any time by the Fund on 60 days' written notice, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund. Each Agreement will terminate automatically in the event of its assignment, as defined in the 1940 Act. The Investment Adviser may terminate the Investment Advisory Agreement without penalty on 90 days' written notice to the Fund and the Investment Manager. In addition, the Investment Manager may terminate the Investment Management Agreement on 90 days' written notice to the Fund and the Investment Advisory Agreement on 90 days' written notice to the Fund and the Investment Adviser.

Securities Transactions For and With the Fund

     The Investment Manager is responsible for the selection of brokers to execute the Fund's portfolio transactions. In placing such transactions, the Investment Manager will seek to obtain best execution for the Fund, taking into account factors such as price, commission, size of order, difficulty of execution, research capabilities skill required of the broker and investment market and statistical information provided by the broker. In seeking best execution of its transactions, the Fund may employ several different brokers.

     Orders may be placed with brokers and banks who supply research to the Fund, the Investment Manager and the Investment Adviser. The research may be used by the Investment Manager and the Investment Adviser in advising other clients, and the Fund's commissions to brokers supplying research may not represent the lowest obtainable commission rates. Although the Fund may receive research from firms affiliated with the Investment Manager or the Investment Adviser, the Fund will not pay any higher commission to these entities than would have been paid if that affiliated entity had not provided any research.

     The Fund cannot engage in principal transactions with the Investment Manager, the Investment Adviser or their affiliates.

Administrator

     The Fund's Administrator is Bear Stearns Funds Management Inc., which is headquartered at 245 Park Avenue, 15th Floor, New York, New York, 10167.

General

     The Management of the Fund does not intend to present to the meeting any business other than the matters stated above. As of the date of this proxy statement, the Management of the Fund was not aware of any other matters which might be presented for action at the meeting. If any matter not referred to in the enclosed proxy should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     The cost of soliciting proxies for the annual meeting will be borne by the Fund. The Fund has retained Corporate Investor Communications, Inc. ("CIC") for a fee of approximately $67,000, together with the reimbursement of its expenses, to assist in the solicitation of proxies. CIC will identify record and beneficial owners of shares of the Fund and contact them by mail, telephone or otherwise to solicit their proxies. It is expected that approximately 15 employees of CIC will be involved in this solicitation effort. In addition to the solicitation by CIC, the Fund's officers may solicit proxies personally, for which they will receive no special compensation. The Fund may reimburse brokers or persons holding stock in their names or in the name of their nominees for their expenses in sending proxy material to the beneficial owners.

     In the event that sufficient votes in favor of any of the items set forth in the notice of annual meeting of stockholders are not received by the time scheduled for the annual meeting of the stockholders, the persons named as proxies may propose one or more adjournments of such annual meeting to permit further solicitation of proxies with respect to any such items. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of such annual meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment, if proposed, those proxies which they are entitled to vote in favor of such items and against such adjournment those proxies required to be voted against such items.

     In order for any stockholder proposal to be included in the Fund's proxy statement and form of proxy for the Fund's 1999 annual meeting of stockholders, the stockholder proposal must be received by the Fund on or before April 30, 1999 and must satisfy other applicable legal requirements.

                                          By order of the Board of Directors,

                                          ANTHONY M. SOLOMON
                                          Chairman of the Board

New York, New York
August __, 1998








                 (This page has been left blank intentionally.)







                                                               SCHEDULE 1

                          THE UNITED KINGDOM FUND INC.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

     FIRST: I, [ ], whose post office address is 450 Lexington Avenue, New York, New York 10017, being at least eighteen years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                          The United Kingdom Fund Inc.

     THIRD:  Corporate Purposes.

     (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1) To act as an open-end, management investment company under the Investment Company Act of 1940, as amended.

          (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

          (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as the Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

          (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

          (5) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

          (6) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

     (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

     FOURTH:  Address and Resident Agent.

     The post office address of the principal office of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, whose post office address is 929 North Howard Street, Baltimore, Maryland 21201.

     FIFTH:  Capital Stock.

     (a) The total number of shares of stock which the Corporation shall have authority to issue is fifteen million (15,000,000) shares, all of one class called Common Stock of one cent ($.01) par value each, having an aggregate par value of $150,000.

     (b) At all meetings of stockholders, each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the By-Laws for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.

     (c) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, and subject to Articles Eighth and Ninth, such actions shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of the charter of the Corporation.

     (d) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the charter of the Corporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise).

     (e) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter of the Corporation.

     SIXTH:  Board of Directors.

     The number of Directors of the Corporation shall be fixed by the By-Laws and shall be not less than three. The names of the current directors of the Corporation are: Anthony M. Solomon, George F. Bennett, Livio Borghese, Sir Arthur Bryan, Peter Stormonth Darling, Leon Levy, J. Murray Logan and James S. Martin.

     The By-Laws of the Corporation may (1) fix the number of Directors at a number other than that fixed in the charter of the Corporation and (2) authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by the charter of the Corporation or by the By-Laws within a limit specified in the By-Laws and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-laws of the Corporation, the Directors of the Corporation need not be stockholders thereof.

     To the full extent permitted by applicable law, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for money damages by reason of being or having been a director of the Corporation or by reason of serving or having served the Corporation in any other capacity. No amendment or repeal of this Article Sixth of the charter of the Corporation shall have the effect of increasing the liability of any Director of the Corporation for or in respect of any acts or omissions of such Director occurring prior to such amendment or repeal.

     SEVENTH:  Management of the Affairs of the Corporation.

     (a) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by the charter of the Corporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (b) The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide. The By-Laws may provide that meetings of the stockholders may be held at any place in the United States provided in, or fixed by the Board of Directors pursuant to, the By-Laws. The By-Laws may also provide for the conduct of meetings of the Board of Directors or committees thereof by means of a telephone conference circuit.

     (c) The Board of Directors shall have power from time to time to authorize payment of compensation to the Directors for services to the Corporation, as provided in the By-Laws, including fees for attendance at meetings of the Board of Directors and of committees.

     (d) The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have the right to inspect any account, book or document of the Corporation except at such time as is conferred by statute or the By-Laws.

     (e) Both stockholders and Directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices, within or without the State of Maryland and to keep the books of the Corporation (except as otherwise required by statute) outside the State of Maryland, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

     EIGHTH:  Special Vote Requirements.

     Notwithstanding any other provisions of this Charter, a favorable vote of the holders of at least two-thirds of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation of the Corporation with any other corporation or share exchange transaction in which the Corporation is not the surviving corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Directors fixed in accordance with the By-Laws.

     NINTH:  Reservation of Right to Amend.

     From time to time any of the provisions of the charter of the Corporation, with the exception of Articles Third, Eighth and this Article Ninth, may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise) upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in the charter of the Corporation may be added or inserted upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote; and all rights at any time conferred upon the stockholders of the Corporation by the charter of the Corporation are granted subject to the provisions of this Article Ninth. The provisions of Article Third may be amended, altered or repealed only upon the vote of the holders of a majority of the outstanding voting securities of the Corporation, as defined in the Investment Company Act of 1940. The provisions of Article Eighth and this Article Ninth may be amended, altered or repealed only upon the vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation.

     TENTH:  Redemption.

     Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash or in-kind by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

     ELEVENTH:  Duration.

     The duration of the Corporation shall be perpetual.


Please mark boxes [ ] or [x] in blue or black ink. Unless otherwise specified in the boxes below, the undersigned's vote will be cast FOR proposals 1 and 2 and AGAINST proposals 3 and 4.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES LISTED BELOW.

1--ELECTION OF DIRECTORS.     [ ] FOR ALL NOMINEES LISTED BELOW       [ ]  WITHHOLD AUTHORITY
                                  (except as marked to the                 (to vote for all nominees
                                  contrary below)                          listed below)

     Anthony M. Solomon, George F. Bennett, Livio Borghese, Sir Arthur Bryan, Peter Stormonth Darling, Leon Levy, J. Murray Logan and James S. Martin.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below. If authority is not withheld with respect to any nominee, the undersigned's vote will be cast for such nominee).

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

2--RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR
   THE FISCAL YEAR ENDING MARCH 31, 1999:

        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 3.

3--AMENDMENT AND RESTATEMENT OF THE CHARTER TO CONVERT THE FUND FROM A
   CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY:

        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

4--STOCKHOLDER PROPOSAL TO CAUSE THE FUND TO REPURCHASE ALL OF ITS OUTSTANDING
   SHARES AT NET ASSET VALUE.

        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

5--TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

                        Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                        The undersigned hereby acknowledges receipt of a copy of the accompanying notice of meeting and proxy statement and hereby revokes any proxy or proxies heretofore given.

                        _______________________________________________________
                                                Signature

                        _______________________________________________________
                                                Signature

                        Date_____________________________________________, 1998

   PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE-NO POSTAGE IS REQUIRED


                          THE UNITED KINGDOM FUND INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 15, 1998

     The undersigned, revoking previous proxies, hereby appoints Anthony M. Solomon, J. Loughlin Callahan and Thaddea M. Feldman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of common stock of The United Kingdom Fund Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The United Kingdom Fund Inc. to be held at the Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York, on September 15, 1998 at 11:00 A.M., New York City time, and at any and all adjournments thereof.

                           (Continued on reverse side)